Exhibit 99.1

Fourth Quarter 2013 Earnings Release and Supplemental Information

SNF – Houston, TX

ALF – Chardon, OH

Aviv REIT, Inc.
(NYSE: AVIV)
303 W Madison St.,
Suite 2400
Chicago, IL 60606
312.855.0930
www.avivreit.com

Investor Relations:
David J. Smith
Managing Director,
Investor Relations
& Capital Markets
dsmith@avivreit.com
312.855.0930

Fourth Quarter 2013 Results

Table of Contents

Earnings Release	1-2

Consolidated Statements of Operations and Comprehensive Income	3

Reconciliations of Net Income to EBITDA, Adjusted EBITDA, FFO, Normalized FFO and AFFO	4

Consolidated Balance Sheets	5

Consolidated Statements of Cash Flows	6-7

Portfolio Summary	8-10

Investment Activity	11

Debt Summary and Capitalization	12

Common Share and OP Unit Weighted Average Amounts Outstanding	13

2014 Guidance	14

Definitions and Footnotes	15-16

Note: This earnings release and supplemental information contains certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed herein. These financial measures, which include Funds From Operations, Normalized Funds From Operations, AFFO, Funds From Operations per share, Normalized Funds From Operations per share and AFFO per share, should not be considered as an alternative to net income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

AVIV REIT REPORTS FOURTH QUARTER 2013 RESULTS

2014 AFFO PER SHARE EXPECTED TO INCREASE 13%

CHICAGO, IL – February 20, 2014 – Aviv REIT, Inc. (NYSE: AVIV) today reported results for the fourth quarter and year ended December 31, 2013. All per share results are reported on a fully diluted basis.

Highlights

•	$250 million of 6% Senior Notes due 2021 issued in October 2013

•	$159 million of acquisitions closed during the fourth quarter, at an initial cash yield of 9.8%

•	$6 million invested for property reinvestment and new construction during the fourth quarter

•	$56 million of acquisitions closed during the first quarter to date, at an initial cash yield of 9.4%

•	AFFO of $20.9 million, or $0.41 per diluted share

•	Adjusted EBITDA of $33.5 million

“We are pleased with our performance for our first year as a public company, completing $239 million of investments and delivering earnings results consistent with our expectations,” said Craig M. Bernfield, Chairman and Chief Executive Officer of Aviv. “With $56 million of acquisitions already completed year-to-date, we look forward to having an active and successful 2014.”

Fourth Quarter 2013 Results

AFFO for the quarter ended December 31, 2013 was $20.9 million, or $0.41 per diluted share, compared to $21.8 million, or $0.43 per diluted share, for the quarter ended September 30, 2013. The primary difference is due to the additional interest expense from the Company’s October 2013 unsecured notes offering, which was used to pre-fund the fourth quarter acquisitions.

Adjusted EBITDA for the quarter ended December 31, 2013 was $33.5 million, compared to $32.4 million for the quarter ended September 30, 2013. Net income for the quarter ended December 31, 2013 was $11.0 million, or $0.22 per diluted share, compared to $10.1 million, or $0.20 per diluted share, for the quarter ended September 30, 2013.

Full Year 2013 Results

AFFO for the year ended December 31, 2013 was $79.5 million, or $1.69 per diluted share. Adjusted EBITDA for the year ended December 31, 2013 was $128.8 million, compared to $110.2 million for the corresponding period in 2012. Net income for the year ended December 31, 2013 was $23.1 million, or $0.49 per diluted share, compared to $8.6 million, or $0.26 per share, for the year ended December 31, 2012.

Balance Sheet and Liquidity

In October 2013, the Company issued $250 million of 6% Senior Notes due 2021. $135 million of the proceeds were used to entirely pay down the Company’s line of credit, with the remaining proceeds available for general corporate purposes, including for acquisitions and other investments. As of December 31, 2013, the Company had $51 million of cash and $380 million available on its $400 million line of credit. As of December 31, 2013, net debt to Adjusted EBITDA was 4.7x.

Dividends

On November 26, 2013, the Company’s Board of Directors declared a dividend for the fourth quarter of $0.36 per share. The dividend was paid in cash on January 17, 2014 to stockholders of record on January 3, 2014.

Full Year 2014 AFFO Guidance

The Company has established an AFFO guidance range of $1.89 to $1.93 per share for the full year 2014 without regard to any additional acquisitions, dispositions or capital transactions. The assumptions underlying guidance can be found on page 14 of this press release. The $0.22 per share, or 13%, increase between the Company’s full year 2013 AFFO of $1.69 and the expected mid-point of the Company’s guidance range for full year 2014 is primarily due to:

•	a positive impact of approximately $0.53 per share from the full-year impact of acquisitions completed in 2013, the impact of acquisitions completed in 2014 to date and annual escalators on the Company’s triple-net leases;

•	a negative impact of approximately $0.14 per share from additional interest expense from higher total debt outstanding used to fund the Company’s investment activity; and

•	a negative impact of approximately $0.17 per share from the full-year impact of shares issued for the Company’s initial public offering in March 2013.

Conference Call and Webcast Information

A conference call to discuss the fourth quarter 2013 earnings will take place today at 1:00 p.m. central time / 2:00 p.m. eastern time. The dial-in number for the conference call is (877) 941-8609 (U.S.) or (480) 629-9645 (International). The conference call can also be accessed via webcast at www.avivreit.com under the Investor Relations tab. A replay of the call will be available through March 20, 2014 on the Company’s website or by calling (800) 406-7325, access code 4663686.

About Aviv

Aviv REIT, Inc., based in Chicago, is a real estate investment trust that specializes in owning post-acute and long-term care skilled nursing facilities and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. As of today, the Company owns 286 properties that are triple-net leased to 39 operators in 29 states.

For more information about the Company, please visit our website at www.avivreit.com or contact:

David J. Smith, Managing Director, Investor Relations & Capital Markets at 312-855-0930.

Forward-Looking Statements

This press release may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the obligations associated with being a public company, our level of indebtedness, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership with the Securities and Exchange Commission.

Aviv REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues
Rental income	$37,307	$31,526	$136,513	$121,210
Interest on secured loans and financing lease	1,128	1,090	4,400	4,633
Interest and other income	26	2	154	1,129

Total revenues	38,461	32,618	141,067	126,972
Expenses
Interest expense incurred	11,186	12,371	40,785	47,440
Amortization of deferred financing costs	943	918	3,459	3,543
Depreciation and amortization	8,826	7,221	33,226	26,892
General and administrative	5,736	4,891	26,886	15,955
Transaction costs	1,208	3,410	3,114	7,259
Loss on impairment of assets	500	4,971	500	11,117
Reserve for uncollectible secured loans and other receivables	12	1,511	68	10,331
Gain on sale of assets, net	(990)	—	(1,016)	—
Loss on extinguishment of debt	—	28	10,974	28
Other expenses	—	100	—	400

Total expenses	27,422	35,421	117,996	122,965

Income from continuing operations	11,039	(2,803)	23,071	4,007
Discontinued operations	—	—	—	4,586

Net income	11,039	(2,803)	23,071	8,593
Net income allocable to noncontrolling interests	(4,269)	996	(6,010)	(3,455)

Net income allocable to stockholders	$6,770	$(1,807)	$17,061	$5,138

Net income	$11,039	$(2,803)	$23,071	$8,593
Unrealized loss on derivative instruments	—	—	—	(476)

Total comprehensive income	$11,039	$(2,803)	$23,071	$8,117

Net income allocable to stockholders	$6,770	$(1,807)	$17,061	$5,138
Unrealized loss on derivative instruments, net of noncontrolling interest portion of $0, $0, $0 and $192, respectively	—	—	—	(284)

Total comprehensive income allocable to stockholders	$6,770	$(1,807)	$17,061	$4,854

Earnings per common share:
Basic:
Income from continuing operations allocable to stockholders	$0.22	$(0.08)	$0.51	$0.12
Discontinued operations, net of noncontrolling interests	—	—	—	0.14

Net income allocable to stockholders	$0.22	$(0.08)	$0.51	$0.26

Diluted:
Income from continuing operations allocable to stockholders	$0.22	$(0.08)	$0.49	$0.12
Discontinued operations, net of noncontrolling interests	—	—	—	0.14

Net income allocable to stockholders	$0.22	$(0.08)	$0.49	$0.26

Weighted average shares used in computing earnings per common share:
Basic	37,534,676	21,653,813	33,700,834	20,006,538
Diluted	50,950,662	21,782,964	44,324,214	20,135,689
Dividends declared per common share	$0.36	$0.32	$1.40	$1.25

Aviv REIT, Inc.

Reconciliations of Net Income to EBITDA and Adjusted EBITDA1

(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$11,039	$(2,803)	$23,071	$8,593
Interest expense, net	11,186	12,371	40,784	47,436
Amortization of deferred financing costs	943	918	3,459	3,543
Depreciation and amortization	8,826	7,221	33,226	26,892

EBITDA	31,994	17,707	100,540	86,464
Loss on impairment	500	4,971	500	11,117
Gain on sale of assets, net	(990)	—	(1,016)	(4,425)
Transaction costs	1,208	3,410	3,114	7,259
Write-off of straight-line rents	—	985	2,887	1,552
Non-cash stock-based compensation	823	460	11,752	1,689
Loss on extinguishment of debt	—	28	10,974	28
Reserve for uncollectible loan receivables	—	223	11	6,531

Adjusted EBITDA	$33,535	$27,784	$128,762	$110,215

(1)	See definitions and footnotes on pages 15 and 16

Aviv REIT, Inc.

Reconciliations of Net Income to FFO, Normalized FFO and AFFO1

(unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$11,039	$(2,803)	$23,071	$8,593
Adjusted for:
Depreciation and amortization	8,826	7,221	33,226	26,892
Loss on impairment	500	4,971	500	11,117
Gain on sale of assets, net	(990)	—	(1,016)	(4,425)

FFO	19,375	9,389	55,781	42,177
Loss on extinguishment of debt	—	28	10,974	28
Reserve for uncollectible loan receivables	—	223	11	6,531
Severance cost	276	—	276	—
Transaction costs	1,208	3,410	3,114	7,259

Normalized FFO	20,859	13,050	70,156	55,995
Amortization of deferred financing costs	943	918	3,459	3,543
Non-cash stock-based compensation	823	460	11,752	1,689
Straight-line rental income, net	(1,480)	(1,734)	(4,478)	(7,656)
Rental income from intangible amortization, net	(272)	(337)	(1,369)	(1,486)

AFFO	$20,873	$12,357	$79,520	$52,085

Weighted average common shares and units outstanding, basic	49,210		45,573

Weighted average common shares and units outstanding, diluted	50,951		47,104

AFFO per share and unit, basic	$0.42		$1.74

AFFO per share and unit, diluted	$0.41		$1.69

(1)	See definitions and footnotes on pages 15 and 16

Aviv REIT, Inc.

Consolidated Balance Sheets

(unaudited, in thousands except share data)

	December 31,	December 31,
	2013	2012
Assets
Income producing property
Land	$138,150	$119,132
Buildings and improvements	1,138,173	968,075
Assets under direct financing leases	11,175	11,049

	1,287,498	1,098,256
Less accumulated depreciation	(147,302)	(119,371)
Construction in progress and land held for development	23,292	4,576

Net real estate	1,163,488	983,461
Cash and cash equivalents	50,764	17,876
Straight-line rent receivable, net	40,580	36,102
Tenant receivables, net	1,647	3,484
Deferred finance costs, net	16,643	14,651
Secured loan receivables, net	41,686	32,639
Other assets	15,625	11,316

Total assets	$1,330,433	$1,099,529

Liabilities and equity
Secured loan	$13,654	$213,679
Unsecured notes payable	652,752	403,180
Line of credit	20,000	88,294
Accrued interest payable	15,284	13,265
Dividends & distributions payable	17,694	13,687
Accounts payable and accrued expenses	10,555	10,943
Tenant security and escrow deposits	21,586	18,278
Other liabilities	10,463	17,700

Total liabilities	761,988	779,026
Equity:
Stockholders’ equity
Common stock (par value $0.01; 37,593,910 and 21,653,813 shares issued and outstanding, respectively)	376	217
Additional paid-in-capital	523,658	375,030
Accumulated deficit	(89,742)	(46,527)
Accumulated other comprehensive loss	—	(2,152)

Total stockholders’ equity	434,292	326,568
Noncontrolling interests—operating partnership	134,153	(6,065)

Total equity	568,445	320,503

Total liabilities and equity	$1,330,433	$1,099,529

Aviv REIT, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Year Ended December 31,
	2013	2012
Operating activities
Net income	$23,071	$8,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,226	26,935
Amortization of deferred financing costs	3,459	3,543
Accretion of debt premium	(507)	(414)
Straight-line rental income, net	(4,478)	(7,656)
Rental income from intangible amortization, net	(1,369)	(1,486)
Non-cash stock-based compensation	11,752	1,689
Gain on sale of assets, net	(1,016)	(4,425)
Non-cash loss on extinguishment of debt	5,161	42
Loss on impairment	500	11,117
Reserve for uncollectible loans and other receivables	68	10,331
Accretion of earn-out provision for previously	—	400
acquired real estate investments
Changes in assets and liabilities:
Tenant receivables	(3,511)	(4,572)
Other assets	(5,229)	(5,873)
Accounts payable and accrued expenses	3,949	5,021
Tenant security deposits and other liabilities	2,277	1,230

Net cash provided by operating activities	67,353	44,475
Investing activities
Purchase of real estate	(197,388)	(172,773)
Proceeds from sales of real estate	15,549	31,933
Capital improvements	(12,003)	(13,558)
Development projects	(18,738)	(28,067)
Secured loan receivables received from others	4,086	14,632
Secured loan receivables funded to others	(10,407)	(16,857)

Net cash used in investing activities	(218,901)	(184,690)

Aviv REIT, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Year Ended December 31,
	2013	2012
Financing activities
Borrowings of debt	$470,000	$267,761
Repayment of debt	(488,241)	(174,127)
Payment of financing costs	(10,448)	(5,143)
Capital contributions	575	109,000
Deferred contribution	—	(35,000)
Initial public offering proceeds	303,600	—
Cost of raising capital	(25,829)	—
Cash distributions to partners	(16,314)	(16,484)
Cash dividends to stockholders	(48,907)	(28,778)

Net cash provided by financing activities	184,436	117,229

Net increase (decrease) in cash and cash equivalents	32,888	(22,986)
Cash and cash equivalents:
Beginning of year	17,876	40,862

End of year	$50,764	$17,876

Supplemental cash flow information
Cash paid for interest	$40,008	$46,711
Supplemental disclosure of noncash activity
Accrued dividends payable to stockholders	$13,551	$9,888
Accrued distributions payable to partners	$4,143	$3,799
Write-off of straight-line rent receivable, net	$2,887	$1,552
Write-off of in-place lease intangibles, net	$—	$19
Write-off of deferred financing costs, net	$5,161	$42
Assumed debt	$—	$11,460

Aviv REIT, Inc.

Portfolio Summary1

Portfolio Composition

Property Type	Property Count	Number of Beds	Square Feet	Investment (GBV)	Annualized Cash Rent	% of Total Rent
Skilled Nursing	236	20,754	7,950	$1,102,231	$127,870	85.7%
Senior Housing	26	1,761	1,024	147,280	15,813	10.6%
Other Healthcare Properties	20	221	143	65,008	5,488	3.7%

Total	282	22,736	9,117	$1,314,519	$149,171	100.0%

Portfolio Performance

Core Portfolio	EBITDARM Coverage	EBITDAR Coverage	Occupancy	Facility Revenue Mix			EBITDAR Margin
				Private Pay	Medicare	Medicaid
Skilled Nursing	1.9x	1.5x	79.2%	19.5%	24.3%	56.3%	14.6%
Senior Housing	1.6x	1.4x	77.0%	81.4%	4.9%	13.8%	29.8%
Other Healthcare Properties	9.8x	8.7x	86.0%	100.0%	0.0%	0.0%	30.4%

Total	2.0x	1.6x	79.2%	24.7%	22.7%	52.7%	15.7%

State Diversification

State	Properties	Investment (GBV)	Annualized Rent
			Rent	%
Texas	62	$218,913	$26,032	17.5%
Ohio	27	191,381	20,868	14.0%
California	36	167,033	19,162	12.8%
Connecticut	6	92,725	9,428	6.3%
Pennsylvania	10	79,599	8,265	5.5%
Missouri	15	76,164	7,229	4.8%
Arkansas	11	54,722	5,818	3.9%
Illinois	11	38,864	5,359	3.6%
New Mexico	9	29,586	5,075	3.4%
Washington	10	57,785	4,621	3.1%
Other 19 States	85	307,748	37,314	25.0%

	282	$1,314,519	$149,171	100.0%

Operator Diversification

Operator (Location)	Properties		Investment (GBV)	Annualized Rent		States
	Aviv	Total		Rent	%
Daybreak (Denton, TX)	52	69	$170,256	$20,909	14.0%	2
Saber (Bedford Heights, OH)	30	72	185,761	20,130	13.5%	6
EmpRes (Vancouver, WA)	17	45	111,862	12,480	8.4%	6
Preferred Care (Plano, TX)	17	111	69,007	10,537	7.1%	12
Maplewood (Westport, CT)	7	7	102,940	10,228	6.9%	2
Sun Mar (Brea, CA)	13	25	71,075	8,980	6.0%	1
Fundamental (Sparks, MD)	12	104	78,438	7,314	4.9%	9
Diversicare (Brentwood, TN)	6	47	54,952	5,637	3.8%	9
Deseret (Bountiful, UT)	18	29	39,077	4,936	3.3%	5
Genesis (Kennett Square, PA)	10	412	16,253	4,400	2.9%	28
Other 28 Operators	100	402	414,898	43,621	29.2%

	282	1,323	$1,314,519	$149,171	100.0%

(1)	Dollars and square feet in thousands. Data as of December 31, 2013. Coverage, occupancy, margin and revenue mix information is provided on a trailing twelve month basis through September 30, 2013. Annualized cash rent for leases in place as of December 31, 2013 and includes income from a deferred financing lease.

Totals may not add due to rounding.

Aviv REIT, Inc.

Portfolio Summary

State Occupancy1

State	Aviv Occupancy	State Average	Variance
Texas	74.6%	71.9%	2.7%
Ohio	83.0%	84.3%	(1.3%)
California	90.9%	85.0%	5.9%
Connecticut	98.8%	NA	NA
Pennsylvania	85.0%	90.4%	(5.4%)
Missouri	72.6%	71.7%	0.9%
Arkansas	70.8%	72.4%	(1.6%)
Illinois	72.8%	77.7%	(4.9%)
New Mexico	81.1%	83.7%	(2.6%)
Washington	85.9%	79.9%	6.0%

Lease Maturity Schedule 2

Year	Number of Properties	% of Total Rent
2014	1	0.2%
2015	8	2.2%
2016	6	2.2%
2017	16	3.8%
2018	28	11.8%
Thereafter	222	79.8%

Total	281	100.0%

(1)	Occupancy information as of September 30, 2013. State occupancy represents nursing facility occupancies per American Health Care Association. Aviv only has assisted living properties in Connecticut.
(2)	Lease expiration schedule as of December 31, 2013 and excludes one property without a lease in place at December 31, 2013.

Aviv REIT, Inc.

Portfolio Summary

Information for the trailing twelve month period ended September 30, 2013

EBITDARM Coverage Distribution

EBITDAR Coverage Distribution

Aviv REIT, Inc.

Investment Activity as of December 31, 2013

(in thousands)

2013 Property Reinvestment and New Construction

Period	Property Reinvestment	New Construction	Total
Fourth quarter	$2,094	$4,358	$6,452
Third quarter	1,993	3,882	5,875
Second quarter	3,011	8,674	11,685
First quarter	4,905	1,824	6,729

			$30,741

New Construction Projects

Operator—Location	Property Type	Beds	Opening Date	Acquisition Costs	Spend Through 12/31/2013	Remaining Costs to be Spent	Total Expected Cost	Expected Yield
Daybreak—Eagle Lake, TX	SNF	80	Q1 2014	$101	$4,223	$1,476	$5,800	11.0%
Saber—Chatham, PA	SNF	120	Q2 2014	2,200	9,666	334	12,200	11.0%
Maplewood—Bethel, CT	ALF	80	Q1 2015	2,400	5,264	11,236	18,900	9.5%

Total				$4,701	$19,153	$13,046	$36,900

2013 Acquisitions

Period	Property Type	Location	Beds	Amount	Initial Cash Yield
Fourth quarter	SNF, ALF, LTAC, Hospital	8 states	2,646	$159,312	9.8%
Third quarter	SNF	2 states	203	12,450	10.7%
Second quarter	SNF, MOB, TBI	6 states	437	25,626	10.4%
First quarter	N/A	N/A	0	0	0.0%

Total			3,286	$197,388	10.0%

Aviv REIT, Inc.

Debt Summary and Capitalization as of December 31, 2013

Debt Maturities

Year	Senior Unsecured Notes	Revolving Credit Facility	Mortgage Debt	Total Debt
2014	$—	$—	$157	$157
2015	—	—	165	165
2016	—	20,000	174	20,174
2017	—	—	183	183
2018	—	—	192	192
Thereafter	650,000	—	10,367	660,367

Subtotal	$650,000	$20,000	$11,238	$681,238
(Discounts) and premiums, net	2,752	—	2,416	5,168

Total debt	$652,752	$20,000	$13,654	$686,406

Weighted average interest rate				6.9%

Weighted average maturity in years				6.5

Fixed and Floating Rate Debt

	Amount	% of Total
Fixed rate debt
Senior unsecured notes	$650,000	95.4%
Mortgage debt	11,238	1.6%

Total fixed rate debt	$661,238	97.1%
Floating rate debt
Revolver	$20,000	2.9%

Total debt	$681,238	100.0%

Covenants for Senior Unsecured Notes 1

Covenant	Requirement	Q4 2013
Total debt / total assets	No greater than 60%	46%
Secured debt / total assets	No greater than 40%	2%
Interest coverage	No less than 2.00x	3.16x
Unencumbered assets / unsecured debt	No less than 150%	185%

Total Market Capitalization

	Shares/units Outstanding	Price	Value
Common stock and OP units	49,257	$23.70	$1,167,401
Total debt			686,406

Total market capitalization			$1,853,807

Dollars and shares/units in thousands

(1)	Covenants are calculated in accordance with the indenture governing the senior unsecured notes.

Aviv REIT, Inc.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q4 2013	2013
Weighted Average Amounts Outstanding for EPS Purposes:
Common shares—basic	37,534,676	33,700,834
Effect of dilutive securities:
OP units	11,675,517	9,091,974
Stock options	1,696,755	1,518,838
Restricted stock units	43,714	12,568

Total common shares—diluted	50,950,662	44,324,214

Weighted Average Amounts Outstanding for FFO,
Normalized FFO and AFFO Purposes:
Common shares—basic	37,534,676	33,700,834
OP units	11,675,517	11,872,154

Total common shares and OP units	49,210,193	45,572,988
Effect of dilutive securities:
Stock options	1,696,755	1,518,838
Restricted stock units	43,714	12,568

Total common shares and units—diluted	50,950,662	47,104,394

Period Ending Amounts Outstanding:
Common shares (includes restricted stock)	37,641,160
OP units	11,616,283

Total common shares and units	49,257,443

Aviv REIT, Inc.

2014 Guidance

The following table illustrates the Company’s AFFO per share guidance for the year ending December 31, 2014.

Expected 2014 per share
Per diluted common share:
Net income	$1.08 -$ 1.12
Depreciation and amortization	0.72

FFO	$1.80 -$ 1.84
Transaction costs	0.02

Normalized FFO	$1.82 -$ 1.86
Amortization of deferred financing costs	0.07
Non-cash stock-based compensation	0.10
Straight-line rental income, net	(0.09)
Rental income from intangible amortization, net	(0.01)

AFFO	$1.89 -$ 1.93

Weighted average common shares and units - diluted	51.1 million

The Company’s AFFO guidance for 2014 excludes any additional acquisitions, dispositions and capital transactions.

Aviv REIT, Inc.

Definitions and Footnotes for Pages 4, 8, 9, 10 and 14

EBITDARM Coverage: Represents EBITDARM, which the Company defines as earnings before interest, taxes, depreciation, amortization, rent expense and management fees allocated by the operator to one of its affiliates, of our operators for the applicable period, divided by the rent paid to the Company by its operators during each period.

EBITDAR Coverage: Represents EBITDAR, which the Company defines as earnings before interest, taxes, depreciation, amortization and rent expense, of its operators for the applicable period, divided by the rent paid to Aviv by its operators during such period. Assumes a management fee of 4%.

EBITDAR Margin: Represents the operator’s EBITDAR for the applicable period divided by the operator’s total revenue for the applicable period.

Enterprise Value: Represents equity market capitalization plus net debt. Equity market capitalization is calculated as the number of shares of common stock and units multiplied by the closing price of the Company’s common stock on the last day of the period presented. Net debt represents total debt less cash and cash equivalents.

Portfolio Occupancy: Represents the average daily number of beds at the Company’s properties that are occupied during the applicable period divided by the total number of beds at the Company’s properties that are available for use during the period.

Property Type: ALF = assisted living facility; LTACH = long-term acute care hospital; MOB = medical office building; TBI = traumatic brain injury facility; SNF = skilled nursing facility

State Average Occupancy: Represents the Nursing Facility State Occupancy Rate as reported by American Health Care Association (AHCA). AHCA occupancy data is calculated by dividing the sum of all facility patients in the state occupying certified beds by the sum of all the certified beds in the state reported at the time of the survey corresponding to the period presented. Aviv occupancy represents the state occupancy for the entire portfolio.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount.

Portfolio metrics and other statistics are not derived from Aviv’s financial statements but are operating statistics that the Company derives from reports that it receives from its operators pursuant to Aviv’s triple-net leases. As a result, the Company’s portfolio metrics typically lag its own financial statements by approximately one quarter. In order to determine Aviv’s portfolio metrics for the period presented, the metrics are stated only with respect to properties owned by the Company and operated by the same operator for the portion of the period Aviv owned the properties and excludes assets held for sale, closed properties, properties under construction and, with certain exceptions for shorter periods, properties within 24 months of completion of construction. Accordingly, EBITDARM coverage, EBITDAR coverage, EBITDAR margin, portfolio occupancy and quality mix for the twelve months ended September 30, 2013 included 240 core properties of the 263 properties in the Company’s portfolio as of September 30, 2013.

When Aviv refers to the “total rent” of its portfolio, the Company is referring to the total monthly rent due under all of its triple-net leases as of the date specified, calculated based on the first full month following the specified date. Aviv calculates “annualized rent” for properties during a period by utilizing the amount of rent under contract as of the last day of the period and assume that amount of rent was received in respect of such property throughout the entire period.

Non-GAAP Financial Measures

We use financial measures in this release that are derived on the basis of methodologies other than in accordance with GAAP. We derive these measures as follows:

•	The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to our financial statements results in FFO representing net income before depreciation and amortization, impairment of assets, and gain (loss) on sale of assets.

•	Normalized FFO represents FFO before loss on extinguishment of debt, reserves for uncollectible loan receivables, transaction costs, severance costs and change in fair value of derivatives.

•	AFFO represents Normalized FFO before amortization of deferred financing costs, non-cash stock-based compensation, straight-line rental income (net) and rental income from intangible amortization (net).

•	EBITDA represents net income before interest expense (net), amortization of deferred financing costs and depreciation and amortization.

•	Adjusted EBITDA represents EBITDA before impairment of assets, gain (loss) on sale of assets, transaction costs, write-off of straight-line rents, non-cash stock-based compensation, loss on extinguishment of debt, reserves for uncollectible loan receivables and change in fair value of derivatives.

Aviv REIT, Inc.

Definitions and Footnotes for Pages 4, 8, 9, 10 and 14

Our management uses FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA as important supplemental measures of our operating performance and liquidity. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue and as an indicator of our ability to incur and service debt. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate, impairment, gains and losses from property dispositions and extraordinary items and because EBITDA and Adjusted EBITDA exclude certain non-cash charges and adjustments and amounts spent on interest and taxes, they provide our management with performance measures that, when compared year over year or with other real estate investment trusts, or REITs, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and, with respect to FFO, Normalized FFO and AFFO, interest costs, in each case providing perspective not immediately apparent from net income. In addition, we believe that FFO, Normalized FFO, AFFO, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs.

We offer these measures to assist the users of our financial statements in assessing our financial performance and liquidity under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measure determined in accordance with GAAP, nor are they indicative of funds available to fund our cash needs, including our ability to make payments on our indebtedness. In addition, our calculations of these measures are not necessarily comparable to similar measures as calculated by other companies that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows provided by operating activities or revenues.